As filed with the Securities and Exchange Commission on May 1, 2009	Registration No. 333-154910

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

ARNO THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	52-2286452
(State or Other Juris-	(I.R.S. Employer
diction of Incorporation	Identification Number)
or Organization)

4 Campus Drive, 2nd Floor

Parsippany, New Jersey, 07054

(Address of Principal Executive Office and Zip Code)

Arno Therapeutics, Inc. 2005 Stock Option Plan
(Full Title of the Plan)

Brian Lenz
Chief Financial Officer
Arno Therapeutics, Inc.
4 Campus Drive, 2nd Floor
Parsippany, New Jersey, 07054
(862) 703-7175
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Christopher J. Melsha, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402
Fax: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒

DEREGISTRATION OF UNSOLD SECURITIES

On October 31, 2008, Arno Therapeutics, Inc. (the “Company”) filed a registration statement on Form S-8 (File No. 333-154910) (the “Registration Statement”).  The Registration Statement registered a total of 2,990,655 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be issued pursuant to the Company’s 2005 Stock Option Plan.  The purpose of this Post-Effective Amendment to the Registration Statement is to withdraw and remove from registration the unissued and unsold shares of Common Stock previously registered under the Registration Statement. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on May 1, 2009.

ARNO THERAPEUTICS, INC.

By:	/s/ Brian Lenz
Brian Lenz Chief Financial Officer

           Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director (principal executive officer)	May 1, 2009
Roger G. Berlin, M.D.

/s/ Brian Lenz	Chief Financial Officer	May 1, 2009
Brian Lenz	(principal financial and accounting officer)

*	Non-Executive Chairman and Director	May 1, 2009
Arie S. Belldegrun, M.D.

*	Director	May 1, 2009
Robert I. Falk

*	Director	May 1, 2009
William F. Hamilton, Ph.D.

Director
Peter M. Kash		May __, 2009

*	Director	May 1, 2009
Joshua A. Kazam

*	Director and Secretary	May 1, 2009
David M. Tanen

* /s/ Brian Lenz
Brian Lenz
Attorney-in-fact